As filed with the Securities and Exchange Commission on August 2, 2000

                                                   Registration No.
                                                                    ------------
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         -----------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         -----------------------------
                          Technology Solutions Company
             (Exact Name of Registrant as Specified in its Charter)
                         -----------------------------
          Delaware                                   36-3584201
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                 Identification No.)

205 North Michigan Avenue
      Suite 1500
    Chicago, Illinois                                   60601
(Address of Principle Executive Offices)              (Zip Code)


      Technology Solutions Company 1995 Employee Stock Purchase Plan and
            Technology Solutions Company 1996 Stock Incentive Plan
                           (Full title of the plans)
                         -----------------------------
   Paul R. Peterson -- Senior Vice President, General Counsel and Secretary
                         Technology Solutions Company
        205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601
                                (312) 228-4500
(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:

                      Richard E. Robbins, Sidley & Austin
      10 South Dearborn Street, Chicago, Illinois 60603,  (312) 853-4346

                        CALCULATION OF REGISTRATION FEE


Title Of Securities     Amount To Be Registered        Proposed Maximum          Proposed Maximum          Amount Of
To Be Registered                                   Offering Price Per Unit      Aggregate Offering        Registration
                                                                                       Price                  Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,              15,243,113 shares (1)              $3.5967(1)           $54,825,503(1)             $14,474
$.01 par value
------------------------------------------------------------------------------------------------------------------------
Preferred Stock            15,243,113 rights (2)                     (2)                      (2)                    (2)
Purchase Rights
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the weighted average option price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on July 26, 2000.

(2) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* This registration statement relates to securities of the Registrant to be offered pursuant to the Technology Solutions Company 1995 Employee Stock Purchase Plan and the Technology Solutions Company 1996 Stock Incentive Plan, as indicated on the facing sheet hereof. Information required by Part I to be contained in the Section 10(a) prospectus related to these plans is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference herein:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; the Registrant's Current Report on Form 8-K filed with the SEC on January 13, 2000 as amended by the Registrant's Current Report on Form 8-K/A filed with the SEC on February 1, 2000; and

          (c) The description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed by the Registrant with the SEC on July 29, 1991 and the description of the Registrant's preferred stock purchase rights contained in the Registration Statement on Form 8-A/A filed by the Registrant with the SEC on February 9, 2000, in each case including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not Required

Item 5.   Interests of Named Experts and Counsel.

          The legality of the securities being registered hereby has been passed on by Paul R. Peterson, Esq., an employee of the Registrant and its Senior Vice President, General Counsel and Secretary. Mr. Peterson participates in the Technology Solutions Company 1995 Employee Stock Purchase Plan and the Technology Solutions Company 1996 Stock Incentive Plan and also owns shares of the Registrant's common stock and options to purchase shares of the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          The Registrant's bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Certificate of Incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit the company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws permit such indemnification.

          In accordance with Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the company or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. The company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the company, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where the company cannot directly provide indemnification under the DGCL.

Item 7.   Exemption from Registration Claimed.

          Not required

Item 8.   Exhibits.


     Exhibit No.                                           Description
     -----------                                           -----------
         4.1          Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3(i) to the
                      Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 (File
                      No. 0-19433), is incorporated herein by reference.

        *4.2          Bylaws of the Registrant.

         4.3          Certificate of Designation of Series A Junior Participating Preferred Stock, filed as
                      Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                      1999 (File No. 0-19433) (the "1999 Annual Report"), is incorporated herein by reference.


     Exhibit No.                              Description
     -----------                              -----------

         4.4          Rights Agreement between the Registrant and ChaseMellon
                      Shareholder Services, L.L.C., as Rights Agent, filed as
                      Exhibit 4 to the Registrant's Current Report on Form 8-K dated October 29, 1998 (File No. 0-19433) and the First
                      Amendment to Rights Agreement, filed as Exhibit 4.3 to the 1999 Annual Report, are incorporated herein by reference.

        *4.5          Technology Solutions Company 1995 Employee Stock Purchase
                      Plan, as Amended and Restated March 24, 2000.

        *4.6          Amendment Number One to the Technology Solutions Company
                      1995 Employee Stock Purchase Plan, as Amended and Restated
                      March 24, 2000.

         4.7 Technology Solutions Company 1996 Stock Incentive Plan, filed as Exhibit 4.3 to the Registrant's Registration
                      Statement on Form S-8 (File No. 333-31387), is incorporated herein by reference.

        *5 Opinion of the Registrant's General Counsel as to the legality of the securities being registered.

       *23.1          Consent of PricewaterhouseCoopers LLP.

       *23.2 Consent of the Registrant's General Counsel (included in opinion filed as Exhibit 5).

       *24.1          Power of Attorney from William H. Waltrip, Director

       *24.2          Power of Attorney from Jack N. Hayden, President, Chief
                      Executive Officer and Director

       *24.3          Power of Attorney from Raymond P. Caldiero, Director

       *24.4          Power of Attorney from Stephen B. Oresman, Director

       *24.5          Power of Attorney from Michael R. Zucchini, Director

_________________________________
       *  Filed herewith

Item 9.   Undertakings.

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

     Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on this 2nd day of August, 2000.

                              TECHNOLOGY SOLUTIONS COMPANY

                              By:   /s/ Timothy P. Dimond
                                    ---------------------------------
                                        Timothy P. Dimond
                                        Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                                    Title                                                 Date
   *                                          Chairman and Director                                 August 2, 2000
-------------------------------------
William H. Waltrip

/s/ Jack N. Hayden                            President, Chief Executive Officer and Director       August 2, 2000
-------------------------------------         (Principal Executive Officer)
Jack N. Hayden

/s/ Timothy P. Dimond                         Chief Financial Officer                               August 2, 2000
-------------------------------------         (Principal Financial and Accounting Officer)
Timothy P. Dimond

   *                                          Director                                              August 2, 2000
-------------------------------------
Raymond P. Caldiero

   *                                          Director                                              August 2, 2000
-------------------------------------
Stephen B. Oresman

   *                                          Director                                              August 2, 2000
-------------------------------------
Michael R. Zucchini

* By:   /s/ Paul R. Peterson
        -----------------------------
        Paul R. Peterson
        Attorney-in-fact

EXHIBIT INDEX

Exhibit No.                              Description
-----------  ------------------------------------------------------------------
     4.1     Restated Certificate of Incorporation of the Registrant, filed as
             Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for
             the quarter ended November 30, 1998 (File No. 0-19433), is incorporated herein by reference.

    *4.2     Bylaws of the Registrant.

     4.3     Certificate of Designation of Series A Junior Participating
             Preferred Stock, filed as Exhibit 4.1 to the Registrant's Annual
             Report on Form 10-K for the year ended December 31, 1999 (File
             No. 0-19433) (the "1999 Annual Report"), is incorporated herein by reference.

     4.4     Rights Agreement between the Registrant and ChaseMellon Shareholder
             Services, L.L.C., as Rights Agent, filed as Exhibit 4 to the
             Registrant's Current Report on Form 8-K dated October 29, 1998
             (File No. 0-19433) and the First Amendment to Rights Agreement, filed as Exhibit 4.3 to the 1999 Annual Report, are incorporated herein by reference.

    *4.5     Technology Solutions Company 1995 Employee Stock Purchase Plan, as
             Amended and Restated March 24, 2000.

    *4.6     Amendment Number One to the Technology Solutions Company 1995
             Employee Stock Purchase Plan, as Amended and Restated March 24,
             2000.

     4.7     Technology Solutions Company 1996 Stock Incentive Plan, filed as
             Exhibit 4.3 to the Registrant's Registration Statement on Form S-8
             (File No. 333-31387), is incorporated herein by reference.

    *5 Opinion of the Registrant's General Counsel as to the legality of the securities being registered.

   *23.1     Consent of PricewaterhouseCoopers LLP.

   *23.2 Consent of the Registrant's General Counsel (included in opinion filed as Exhibit 5).

   *24.1     Power of Attorney from William H. Waltrip, Director

   *24.2     Power of Attorney from Jack N. Hayden, President, Chief Executive
             Officer and Director

   *24.3     Power of Attorney from Raymond P. Caldiero, Director

   *24.4     Power of Attorney from Stephen B. Oresman, Director

   *24.5     Power of Attorney from Michael R. Zucchini, Director

----------------
*  Filed herewith


                                       2